EXHIBIT 4.2

                          Brooks Fiber Properties, Inc.

                 10-7/8% Senior Discount Notes due March 1, 2006

                               Purchase Agreement

                                                               February 16, 1996

Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
Salomon Brothers Inc.
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

        Brooks Fiber Properties, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $425,000,000 principal amount of the Notes specified above (the "Securities").

        1. The Company represents and warrants to, and agrees with, each of the Purchasers that:

               (a) A preliminary offering memorandum, dated February 1, 1996 (the "Preliminary Offering Memorandum") has been prepared and an offering memorandum in final form, dated February 16, 1996 (the "Offering Memorandum"), will be prepared promptly after the execution of this Agreement in connection with the offering of the Securities. Any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion (as notified to the Company by Goldman, Sachs & Co.) of the distribution of the Securities. The Preliminary Offering Memorandum or the Offering Memorandum and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

               (b) Neither the Company nor any of its subsidiaries (which term is used herein as defined in the Indenture referred to in Section 1(f) below) has sustained since the date of the latest audited financial statements included in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since the respective dates as of which information is given in the Offering Memorandum, there has not been any decrease or material increase in the capital stock of the Company or its subsidiaries or any change in total consolidated debt (in excess of $2,000,000) or decrease in total consolidated assets (in excess of $5,000,000) or working capital (in excess of $25,000,000) of the Company and its subsidiaries or any material adverse change, or any development that may reasonably be expected to result in a material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries on a consolidated basis, otherwise than as set forth or contemplated in the Offering Memorandum (including the forma financial information contained therein);

               (c) The Company and its subsidiaries own no real property other than a 42,000 square foot office building in Grand Rapids, Michigan, and, to the best of the Company's knowledge, have good and marketable title in fee simple to such property; the Company and its subsidiaries have good and marketable title to all material items of personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid and subsisting leases enforceable by the Company and its subsidiaries with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

               (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the States of Missouri and California, the only jurisdictions in which its ownership or leasing of properties or its conduct of any business requires such qualification; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

               (e) The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as otherwise set forth in the Offering Memorandum in respect of the minority interests described therein) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

               (f) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and authenticated and delivered by the Trustee in accordance with the indenture to be dated as of February 26, 1996 (the "Indenture") between the Company and The Bank of New York, as Trustee (the "Trustee"), will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by the Company (and assuming due authorization, execution and delivery by the Trustee), the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Offering Memorandum and will be in substantially the form previously delivered to you;

               (g) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds by the Company from the sale of the Securities) will result in a violation by the Company of Section 7 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

               (h) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and the Registration Rights Agreement (as hereinafter defined in Section 1(r) hereof) and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (including without limitation, any license, franchise, permit, consent or similar authorization granted to the Company or any subsidiary of the Company by any franchising or other governmental body) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities in the manner contemplated by the Offering Memorandum or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture, and the Registration Rights Agreement except for the filing of a registration statement by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the United States Securities Act of 1933, as amended (the "Act") pursuant to Section 5(l) hereof, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

               (i) Neither the Company nor any of its subsidiaries is in violation of its Certificate or Articles of Incorporation or By-laws or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument (including without limitation, any license, franchise, permit, consent or similar authorization granted to the Company or any subsidiary by any franchising or other governmental body) to which it is a party or by which it or any of its properties may be bound, except for any such violation or default that individually or in the aggregate would not have a material adverse effect on (i) the general affairs, management, financial position, stockholders' equity or results of operation of the Company and its subsidiaries or (ii) the rights of the holders of the Securities;

               (j) The statements set forth in the Offering Memorandum under the caption "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "Summary -- Recent Developments", "Risk Factors", "Business", "Description of Existing Debt", "Regulatory Overview", and "Certain United States Federal Income Tax Consequences", insofar as they purport to describe the provisions of the laws, legal proceedings, and documents referred to therein, are accurate and fair summaries of such terms and provisions, respectively, and are complete in all material respects;

               (k) Other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (l) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system;

               (m) The Company is not, and after giving effect to the offering and sale of the Securities will not be, an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

               (n) Neither the Company, nor any person acting on its behalf, has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act;

               (o) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act (the foregoing will not prevent offers and sales made pursuant to an exchange offer or shelf registration statement in accordance with the Registration Rights Agreement);

               (p) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

               (q) KPMG Peat Marwick LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

               (r) The Exchange and Registration Rights Agreement between the Company and the Purchasers to be dated as of February 26, 1996 (the "Registration Rights Agreement") has been duly authorized, and, when executed and delivered by the Company (assuming due authorization, execution and delivery by the Purchasers), will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights, to general equity principles and, as to enforcement of rights to indemnity and contribution thereunder, to limitations under applicable securities laws or public policy; and the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Memorandum;

               (s) This Agreement has been duly authorized, executed and delivered by the Company;

               (t) No holder of any security of the Company has or will have any right to require the registration of such security by virtue of any transactions contemplated by this Agreement or the Registration Rights Agreement other than any such right that has been expressly waived in writing;

               (u) Except as set forth in or contemplated by the Offering Memorandum with respect to systems under development, each of the Company and its subsidiaries has all material certificates, consents, exemptions, orders, permits, licenses, authorizations, franchises or other material approvals (each, an "Authorization") of and from, and has made all material declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or appropriate for the Company and its subsidiaries to own, lease, license, use and construct its properties and assets and to conduct its business in the manner described in the Offering Memorandum, except to the extent that the failure to obtain any such Authorizations or make any such declaration or filing would not, singularly or in the aggregate, reasonably be expected to have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries. All such Authorizations are in full force and effect with respect to the Company and its subsidiaries; to the best knowledge of the Company, no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any such Authorization; the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto; and, except as set forth in the Offering Memorandum, the Company has no knowledge that any person is contesting or intends to contest the granting of any material Authorization; and

               (v) Neither the execution and delivery of this Agreement, the Indenture or the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby or thereby nor compliance with the terms, conditions and provisions thereof by the Company will cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any Authorization.

        2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 56.745% of the principal amount thereof, plus accrued original issue discount, if any, from February 26, 1996 to the Time of Delivery hereunder, the principal amount of Securities set forth opposite the name of such Purchaser in
Schedule I hereto.

        3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Purchaser hereby represents and warrants to, and agrees with the Company that:

        (a) It will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A, or (ii) institutions which it reasonably believes are "accredited investors" ("Institutional Accredited Investors") within the meaning of Rule 501 under the Act, provided that in no event shall the total number of Institutional Accredited Investors that are sold Securities by the Purchasers pursuant to this
Section 3 exceed 20;

        (b)    It is an Institutional Accredited Investor; and

        (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

        4. (a) Except as set forth in the next paragraph, the Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by electronic transfer to the order of the Company in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on February 26, 1996 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

        Such Securities, if any, as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company (such request to include the authorized denominations and the names in which they are to be registered), shall be delivered in definitive certificated form, by or on behalf of the Company to Goldman, Sachs & Co. for the account of certain of the Purchasers, against payment by or on behalf of such Purchaser of the purchase price therefor by electronic transfer to the order of the Company in Federal (same day) funds. The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.

        (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7(i) hereof, will be delivered at such time and date at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

        5.     The Company agrees with each of the Purchasers:

        (a) To prepare the Offering Memorandum in a form approved by you; to make no amendment or any supplement to the Offering Memorandum which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

        (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

        (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Purchasers with four copies of the Offering Memorandum in New York City and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Memorandum, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional copies thereof in such quantities as you may reasonably request, and if, at any time prior to the completion of the distribution of the Securities (as notified to the Company by Goldman, Sachs & Co.), any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Memorandum, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in the Securities as many copies as you may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;

        (d) During the period beginning from the date hereof and continuing until the date 90 days after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Securities (other than as contemplated by the Registration Rights Agreement) or any securities of the Company convertible or exchangeable for securities of the Company that are substantially similar to the Securities without the prior written consent of Goldman, Sachs & Co.;

        (e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

        (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

        (g) If reasonably requested by you at any time when any of the Securities are (i) restricted securities, as defined in Rule 144(a)(3) under the Act or (ii) securities that can only be sold pursuant to Regulation S under the Act, Rule 144A under the Act or Rule 144 under the Act or in a transaction exempt from the registration requirements under the Act pursuant to Section 4 of the Act and not involving a public offering, to use its reasonable best efforts to cause such Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

        (h) To file with the Commission, not later than 15 days after the Time of Delivery, five copies of a notice on Form D under the Act (one of which will be manually signed by a person duly authorized by the Company); to otherwise comply with the requirements of Rule 503 under the Act; and to furnish promptly to you evidence of each such required timely filing (including a copy thereof);

        (i) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and consolidated statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

        (j) During a period of five years from the date of the Offering Memorandum, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

        (k) During the period of three years after the Time of Delivery, until such time as the exchange offer closes or the resale registration becomes effective, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them except pursuant to an effective registration statement under the Act or any exemption therefrom;

        (l) Pursuant to the Registration Rights Agreement, the Company shall file and use its reasonable best efforts to cause to be declared or become effective under the Securities Act, on or prior to 165 days after the Time of Delivery, a registration statement on Form S-4 providing for the registration of
(i) another series of debt securities of the Company, with terms substantially identical to the Securities (the "Exchange Securities"), and the exchange of the Securities for the Exchange Securities, all in a manner which will permit persons who acquire the Exchange Securities to resell the Exchange Securities pursuant to Section 4(1) of the Securities Act or (ii) in the event that such exchange offer has not been consummated within 200 days following the Time of Delivery, and in lieu thereof, file and use its reasonable best efforts to cause to be declared or become effective under the Securities Act a registration statement relating to the shelf registration of the Securities; and

        (m) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds".

        6. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses of the Company in connection with the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all reasonable expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the designation of the Securities for trading as a PORTAL security and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

        7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

        (a) Sullivan & Cromwell, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to the incorporation of the Company, the validity of the Indenture, the Securities and the Registration Rights Agreement, the Offering Memorandum, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

        (b) Bryan Cave LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum;

                  (ii) The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

                  (iii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, provided that with respect to subsidiaries incorporated under the laws of the State of Michigan or Nevada subsidiaries, such counsel need only state that each such subsidiary is a corporation validly existing in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non- assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Offering Memorandum in respect of the minority interests described therein) are owned of record by the Company directly or indirectly through one or more subsidiaries of the Company, free and clear of any pledge noted on the stock records of such subsidiary (except for pledges securing the indebtedness described in the Offering Memorandum under the caption "Description of Existing Debt") (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions);

                  (iv) This Agreement has been duly authorized, executed and delivered by the Company;

                  (v) The Securities have been duly authorized and executed by the Company and when duly authenticated by the Trustee and delivered to the Purchasers upon payment therefor by the Purchasers, will be duly issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the
        Indenture: and the Securities and the Indenture conform in all material respects to the summaries thereof in the Offering Memorandum:

                  (vi) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchasers, constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and, as to enforcement of rights to indemnity and contribution thereunder, to limitations under applicable securities laws or public policy; and the Registration Rights Agreement conforms in all material respects to the summary thereof in the Offering Memorandum;

                  (vii) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                  (viii) The issuance and sale of the Securities by the Company to the Purchasers pursuant to this Agreement and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement and this Agreement and the consummation by the Company of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute, rule or regulation, or any order known to such counsel, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

                  (ix) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities as contemplated by this Agreement and the Offering Memorandum or the consummation by the Company of the other transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers, and such consents, approvals, authorizations, orders, registrations and qualifications as may be required under the Act, the United States Trust Indenture Act of 1939 (the "Trust Indenture Act") and state or foreign securities or Blue Sky laws in connection with the filing of a registration statement by the Company with the Commission pursuant to the Act in accordance with Section 5(l) hereof and the exchange offer or resale registration contemplated by the Registration Rights Agreement described in the Offering Memorandum;

                  (x) The statements set forth in the Offering Memorandum under the caption "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "Description of Existing Debt" and "Certain United States Federal Income Tax Consequences", insofar as they purport to describe the provisions of the laws, legal proceedings and documents referred to therein, are accurate summaries of such terms and provisions in all material respects;

                  (xi) Assuming the accuracy of the representations of the Purchasers set forth in Section 3 of this Agreement, no registration of the Securities under the Act, and no qualification of an indenture under the United States Trust Indenture Act with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement; and

                  (xii) The Company is not, nor will it be upon issuance of the Securities and the application of the proceeds therefrom as set forth in the first paragraph under the caption "Use of Proceeds" in the Offering Memorandum, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act.

        Such counsel shall also state that, during the course of the preparation by the Company of the Offering Memorandum, such counsel has participated in conferences with your representatives and counsel and with officers and representatives of the Company, at which conferences the contents of the Offering Memorandum were discussed, reviewed and revised, and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements made in the Offering Memorandum and has not made any independent investigation thereof, on the basis of the information that was developed during the course thereof, considered in the light of such counsel's understanding of applicable law and the experience it has gained through its practice thereunder, that such counsel has no reason to believe that the Offering Memorandum and any amendments or supplements thereto, as of the respective dates thereof, contained or, as of the Time of Delivery, contains any untrue statement of a material fact or omitted or, as of the Time of Delivery, omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that such counsel need not express an opinion or belief as to the financial statements and related notes, or any other financial data contained in the Offering Memorandum.

        (c) John C. Shapleigh, Esq., Executive Vice President-Regulatory, Legal and Corporate Development of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) To the best of such counsel's knowledge and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations or general affairs of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                  (ii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the States of Missouri and California;

                  (iii) To the best knowledge of such counsel and except as set forth in or contemplated by the Offering Memorandum with respect to systems under development, (a) each of the Company and its subsidiaries has all Authorizations of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary or appropriate for the Company and its subsidiaries to own, lease, license, use and construct its properties and assets and to conduct its business in the manner described in the Offering Memorandum, except to the extent that the failure to obtain any such Authorizations or make any such declaration or filing would not, singularly or in the aggregate, reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations or general affairs of the Company and its subsidiaries, (b) all such Authorizations are in full force and effect with respect to the Company and its subsidiaries, (c) no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any such Authorization and (d) the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto;

                  (iv) To the best knowledge of such counsel, neither the execution and delivery of this Agreement, the Indenture or the Registration Rights Agreement, the issuance and sale of the Securities by the Company to the Purchasers, nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance with the terms, conditions and provisions thereof by the Company will cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any Authorization; and

                  (v) The statements set forth in the Offering Memorandum under the captions "Summary-Recent Developments" and "Regulatory Overview", insofar as they purport to describe certain of the provisions of the laws, legal proceedings and documents referred to therein, are accurate summaries of such provisions in all material respects.

        (d) On the date of the Offering Memorandum prior to the execution of this Agreement and also at the Time of Delivery, (i) KPMG Peat Marwick LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto and BDO Seidman LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in the form set forth in Annex II;

        (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum, and (ii) since the respective dates as of which information is given in the Offering Memorandum there shall not have been any decrease or material increase in the capital stock of the Company or any of its subsidiaries or any change in total consolidated debt (in excess of $2,000,000) or decrease in total consolidated assets (in excess of $5,000,000) or working capital (in excess of $25,000,000) of the Company and its subsidiaries or any change, or any development that may reasonably be expected to result in a change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum (including the pro forma financial information contained therein), the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Offering Memorandum;

        (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

        (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Purchasers makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Memorandum; or (v) the occurrence of any material adverse change in the existing, financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Purchasers, would materially and adversely affect the financial markets for the Securities and other debt securities;

        (h) The Securities have been designated for trading on PORTAL;

        (i) The Registration Rights Agreement shall have been duly authorized, executed and delivered by the Company;

        (j) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request; and

        (k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of copies of the Offering Memorandum on the New York Business Day next succeeding the date of this Agreement.

        8. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum or the Offering Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

        (b) Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

        (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for the cost of any settlement effected by an indemnified party without the written consent of such indemnifying party, which consent shall not be unreasonably withheld. In no event shall any indemnifying party be liable for the fees and expenses of more than one firm or counsel (except to the extent that local counsel, in addition to such firm or counsel, is required for effective representation) to represent all indemnified parties with respect to a single action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations, which firm or counsel shall be designated in writing by Goldman, Sachs & Co., on behalf of any Purchasers and controlling persons, and by the Company, on behalf of itself and any-of its officers, directors or controlling persons.

        (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

        9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Memorandum, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Memorandum which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

        (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

        (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one- eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

        10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

        11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except, in the case of the non-defaulting Purchaser or Purchasers only, as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

        12. In all dealings hereunder, the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representative.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission ((212) 902-3000) to you in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission ((314) 579-4654) to the address of the Company set forth in the Offering Memorandum, Attention: Vice Chairman; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall also be delivered or sent by mail, telex or facsimile transmission to such Purchaser at any address supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

        14.    Time shall be of the essence of this Agreement.

        15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                        Very truly yours,

                                        Brooks Fiber Properties, Inc.

                                        By: /s/ David L. Solomon
                                            ------------------------------------
                                            Name:  David L. Solomon
                                            Title: Senior Vice President &
                                                   Chief Financial Officer

Accepted as of the date hereof:
Goldman, Sachs & Co.
Bear, Stearns & Co., Inc.
Salomon Brothers Inc

By: /s/ Goldman, Sachs & Co.
    --------------------------------
    (Goldman, Sachs & Co.)


                                   SCHEDULE I

                                                                      Principal
                                                                      Amount of
                                                                     Securities
                                                                        to be
                             Purchaser                                Purchased
- ------------------------------------------------------------------  ------------

Goldman, Sachs & Co. ...............................................$223,125,000
Bear, Stearns & Co. Inc............................................. 127,500,000
Salomon Brothers Inc................................................  74,375,000
                                                                    ------------
        Total.......................................................$425,000,000
                                                                    ============


                                     ANNEX I

        Pursuant to Section 7(e) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries under rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, and its interpretations and rulings;

          (ii) In their opinion, the consolidated financial statements and financial statement schedules audited by them and included in the Offering Memorandum comply as to form in all material respects with generally accepted accounting principles;

          (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the two most recent fiscal years included in the Offering Memorandum agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such two fiscal years;

          (iv) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Memorandum, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) the unaudited consolidated statements of operations, consolidated balance sheets, consolidated statements of cash flows and consolidated statements of changes in shareholders' equity included in the Offering Memorandum are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the audited consolidated statements of operations, consolidated balance sheets, consolidated statements of cash flows and consolidated statements of changes in shareholders' equity included in the Offering Memorandum;

               (B) any other unaudited income statement data and balance sheet items included in the Offering Memorandum do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Memorandum;

               (C) the unaudited financial statements which were not included in the Offering Memorandum but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Offering Memorandum and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Memorandum;

               (D) any unaudited pro forma consolidated condensed financial statements included in the Offering Memorandum do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Memorandum) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Offering Memorandum except in each case for changes, increases or decreases which the Offering Memorandum discloses have occurred or may occur or which are described in such letter, and

               (F) for the period from the date of the latest financial statements included in the Offering Memorandum to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit (loss) or the total amounts of consolidated net income (loss) or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Offering Memorandum discloses have occurred or may occur or which are described in such letter; and

        (v) In addition to the examination referred to in their report(s) included in the Offering Memorandum and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
(iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Memorandum, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.